SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x] Filed by a party other than the Registrant [ ] Check the appropriate box:

[   ]   Preliminary proxy statement       [   ]   Confidential, for Use of the
[ x ]   Definitive proxy statement                Commission Only (as permitted
[   ]   Definitive additional materials           by Rule 14a-6(e) (2) )
[   ]   Soliciting material pursuant to
        Rule 14a-11(c) or Rule 14a-12

                              NEUROGEN CORPORATION
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

 -------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than registrant)

Payment of filing fee. (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:  N/A
--------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transactions applies:  N/A
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
--------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:  N/A
--------------------------------------------------------------------------------
(5)      Total fee paid:  N/A

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
--------------------------------------------------------------------------------
(2)      Form, schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3)      Filing party:
--------------------------------------------------------------------------------
(4)      Date filed:
--------------------------------------------------------------------------------

                              NEUROGEN CORPORATION



                                                              May 18, 2000



To the Stockholders of Neurogen Corporation:

     On behalf of the Board of Directors, I cordially invite you to attend the 2000 Annual Meeting of Stockholders of Neurogen Corporation. The Annual Meeting will be held on Monday, June 19, 2000, at 10:00 a.m., local time, at the Peninsula Hotel at 700 Fifth Avenue (at 55th Street), New York, New York.

     A description of business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our 1999 Annual Report to Stockholders.

     It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please mark, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid envelope. By returning the proxy, you can help the Company avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of outstanding shares is not present or represented by proxy. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.







                                           Sincerely,

                                           /s/ Harry H. Penner, Jr.
                                           _____________________________________
                                           Harry H. Penner, Jr.
                                           President and Chief Executive Officer

                              NEUROGEN CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on June 19, 2000


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Neurogen Corporation will be held on Monday, June 19, 2000, at 10:00 a.m., local time, at the Peninsula Hotel at 700 Fifth Avenue (at 55th Street), New York, New York, for the following purposes:

     1. To elect twelve directors to the Board of Directors, each to hold office until the next Annual Meeting of Stockholders of the Company and until such director's respective successor shall have been duly elected and qualified.

     2. To adopt the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program.

     3.  To   ratify   the   appointment   by  the   Board   of   Directors   of
PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     This Notice is accompanied by a form of proxy, a Proxy Statement and the Company's 1999 Annual Report to Stockholders. The foregoing items of business are more fully described in the Proxy Statement.

      In accordance with the Company's By-laws, the close of business on April 26, 2000 has been fixed as the Record Date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.


                                     By order of the Board of Directors,

                                     /s/ John F. Tallman
                                     ___________________________________________
                                     John F. Tallman
                                     Secretary





Branford, Connecticut
May 18, 2000

                                    IMPORTANT

      To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you returned a proxy.

                              NEUROGEN CORPORATION
                                 PROXY STATEMENT

 General
     The enclosed proxy is solicited on behalf of the Board of Directors of Neurogen Corporation (the "Company" or "Neurogen") for use at the Annual Meeting of Stockholders to be held on June 19, 2000, at 10:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Peninsula Hotel at 700 Fifth Avenue (at 55th Street), New York, New York. The purposes of the Annual Meeting are set forth in the attached Notice of Annual Meeting of Stockholders.

     This Proxy Statement, the Notice of Annual Meeting of Stockholders, the form of proxy and Neurogen's Annual Report to Stockholders are being mailed to stockholders on or about May 23, 2000.

Record Date and Share Ownership
     Stockholders of record on the Company's books at the close of business on April 26, 2000 (the "Record Date") are entitled to vote at the Annual Meeting. At the Record Date, 15,542,038 shares of the Company's Common Stock, par value $.025 per share (the "Common Stock"), were issued and outstanding. For information concerning stock ownership by certain stockholders, see "Principal Stockholders".

Revocability of Proxies
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation prior to the voting of the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation
     Each stockholder is entitled to one vote for each share of the Common Stock held of record in his or her name on the Record Date on each matter submitted to a vote at the Annual Meeting. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting.

     If properly executed and received by the Company before the Annual Meeting, any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting and specifying how it is to be voted will be voted accordingly. Any such proxy, however, which fails to specify how it is to be voted on a proposal for which a specification may be made will be voted on such proposal in accordance with the recommendation of the Board of Directors. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, excluding any shares owned by the Company, is necessary to constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by mail, telephone, facsimile or telegram.

     Pursuant to Delaware law, the Board of Directors has appointed an inspector to act at the Annual Meeting. The inspector shall carry out the duties imposed pursuant to Section 231 of the Delaware General Corporation Law, including the counting of votes.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

     Twelve directors are to be elected to the Board of Directors at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the twelve nominees of the Board of Directors named below, all of whom are presently directors of the Company and have served continuously since the month and year indicated opposite each such director's name in the following table, each to hold office for a term expiring at the next Annual Meeting of Stockholders of the Company and until such director's successor shall have been duly elected and qualified. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders. The twelve persons receiving the highest vote totals shall be elected as directors of the Company.

     The Company's Board of Directors recommends a vote FOR the nominees listed below:

Name of Nominees                     Age     Principal Occupation                                  Director Since

Felix J. Baker, Ph.D                 31      Portfolio Manager, Tisch Family Interests;            May 1999
                                             Managing member of Baker-Tisch Investments LLC;
                                             Managing member of Baker Bros. Investments LLC

Julian C. Baker                      33      Portfolio Manager, Tisch Family Interests;            May 1999
                                             Managing member of Baker-Tisch Investments LLC;
                                             Managing member of Baker Bros. Investments LLC

Barry M. Bloom, Ph.D.                71      Former Executive Vice President, Pfizer Inc           December 1993

Robert N. Butler, M.D.               73      CEO and President, International Longevity            July 1989
                                             Center. Professor of Geriatrics, Mount Sinai
                                             School of Medicine

Frank C. Carlucci                    69      Chairman of the Board, Neurogen Corporation;          February 1989
                                             Chairman, The Carlyle Group

Jeffrey J. Collinson                 58      President, Collinson Howe Venture Partners, Inc.      May 1989

Mark Novitch, M.D.                   67      Former Vice Chairman of the Board, The Upjohn         December 1993
                                             Company; Adjunct Professor of Health Care
                                             Sciences, George Washington University
                                             Medical Center

Harry H. Penner, Jr.                 54      President, Chief Executive Officer and Vice
                                             Chairman of the Board, Neurogen Corporation           December 1993


Robert H. Roth, Ph.D.                60      Professor of Psychiatry and Pharmacology, Yale        December 1988
                                             University

John Simon                           57      Managing Director, Allen & Company Incorporated       May 1989

John F. Tallman, Ph.D.               53      Executive Vice President, Secretary and Scientific    July 1988
                                             Director, Neurogen Corporation

Suzanne H. Woolsey, Ph.D.            58      Chief Operating Officer, National Academy of          January 1998
                                             Sciences/National Research Council




     Mr. Carlucci receives an annual fee of $50,000 for his services as Chairman of the Board. Dr. Roth receives a fee of $1,500 per month for his services as a director. Dr. Bloom receives an annual fee of $20,000 for consulting services provided to the Company. Directors of the Company receive out-of-pocket travel expenses in connection with their attendance at Board meetings. Under the Neurogen Corporation 1993 Non-Employee Directors Stock Option Program (the "Program"), each non-employee director receives an option (an "Initial Grant") to acquire 20,000 shares of Common Stock at its then-current fair market value upon such director's first election to the Board of Directors. The current non-employee directors other than Dr. Woolsey, Felix Baker and Julian Baker were granted such options on December 30, 1993. Dr. Woolsey's Initial Grant was made on January 2, 1998, the effective date of her election to the Board. Felix and Julian Baker's initial grants were made on May 26, 1999, the effective date of their elections to the board. Under the Program, each non-employee director receives annually an option to acquire 5,000 shares of Common Stock on the anniversary of such director's Initial Grant. The exercise price on these annual grants is equal to the fair market value of the Common Stock on such anniversary. The current non-employee directors other than Dr. Woolsey were granted such options on December 30, 1994, December 29, 1995, December 31, 1996, December 31, 1997, December 31, 1998, and December 31, 1999. Dr. Woolsey, was granted such options on January 4, 1999 and January 3, 2000. There is no family relationship between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company other than Julian and Felix Baker, who are brothers.

     Based solely on its review of the forms required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that have been received by the Company, the Company believes that all filing requirements for 1999 applicable to its officers, directors and beneficial owners of greater than ten percent of its Common Stock have been complied with.

     Harry H. Penner, Jr., has been President, Chief Executive Officer and a director of Neurogen since December 1993, and was appointed Vice Chairman of the Board of Directors in May 1999. Mr. Penner was employed by Novo Nordisk A/S from 1981 to 1993, most recently serving as an Executive Vice President of Novo Nordisk A/S and as President of Novo Nordisk of North America Inc. Mr. Penner holds an L.L.M. in International Law from New York University and a J.D. from Fordham University. Mr. Penner also serves on the Board of Directors of Avant Immunotherapeutics, Inc. (Needham, MA), a publicly traded biotechnology company, and PRA International, Inc. (a privately held clinical research organization), and Genaissance Pharmaceuticals, a privately held genomics company. Mr. Penner is currently Co-Chairman of CURE, Connecticut's Bioscience Cluster, and chaired the Board of Directors of the Connecticut Technology Council (CTC) from 1996 - 1998. In addition, Mr. Penner serves as a member of the Board of Directors of the Connecticut Business and Industry Association (CBIA) and the Emerging Companies Section of the Biotechnology Industry Organization (BIO).

     Frank C. Carlucci has served as a director and Chairman of the Board of Neurogen since February 1989. Mr. Carlucci is principally employed as Chairman of The Carlyle Group, a private merchant bank. Mr. Carlucci served as Secretary of Defense of the United States from November 1987 through January 1989. Prior to his appointment as Secretary of Defense, Mr. Carlucci was assistant to the President of the United States for National Security Affairs. Mr. Carlucci had been Chairman and Chief Executive Officer of Sears World Trade Inc. from 1984 to 1986, after having served as President and Chief Operating Officer since 1983. Mr. Carlucci is also a director of Ashland Oil, Inc., Kaman Corporation, Nortel Networks (Chairman), The Quaker Oats Company, Sun Resorts, Pharmacia Corporation, Texas Biotech Inc. and IRI International.

     Julian C. Baker has served as a director of Neurogen since May 1999. Together with his brother Felix J. Baker, Ph.D., he has managed healthcare investments for the Tisch Family since 1994. The Baker brothers also manage other investment funds focused on the life science industry. Prior to his partnership with the Tisch family, Mr. Baker was employed by the merchant banking affiliates of Credit Suisse First Boston. Mr. Baker is also a director of Advanced Medicine, a pharmaceutical company, and various private companies. He holds an A.B. magna cum laude from Harvard University.

     Felix J. Baker, Ph.D. has served as a director of Neurogen since May 1999. Together with his brother Julian C. Baker, he has managed healthcare investments for the Tisch Family since 1994. The Baker brothers also manage other investment funds focused on the life science industry. Dr. Baker is also a director of various private companies. He hold a B.S. with honors and Ph.D. in Immunology from Stanford University.

     Barry M. Bloom, Ph.D., has served as a director of Neurogen since December 1993. Dr. Bloom retired in 1993 from Pfizer where he had been Executive Vice President, Research and Development and a member of the board of directors. Dr. Bloom is a director of Vertex Pharmaceuticals, Inc., Incyte Pharmaceuticals, Inc., Cubist Pharmaceuticals, Inc. and Catalytica Pharmaceuticals.

     Robert N. Butler, M.D., has served as a director of Neurogen since July 1989. Dr. Butler has served as the Brookdale Professor and Chairman of the Department of Geriatrics and Adult Development at Mount Sinai Medical Center since 1982. From 1976 until 1982, Dr. Butler was the founding director of the National Institute of Aging of the National Institutes of Health. Dr. Butler won the 1976 Pulitzer Prize for his book, "Why Survive? Being Old in America". He is the editor-in-chief of Geriatrics, a journal for primary care physicians, and serves on the editorial board of several other professional publications. Dr. Butler is presently Chief Executive Officer and President of the International Longevity Center-USA. He is also a member of the Institute of Medicine of the National Academy of Sciences and a founding Fellow of the American Geriatrics Society. He has served as a consultant to the United States Special Committee on Aging, the National Institute of Mental Health, the Commonwealth Fund, the Brookdale Foundation and numerous other foundations and corporations.

     Jeffrey J. Collinson has served as a director of Neurogen since May 1989. Mr. Collinson has served as President of Collinson Howe Venture Partners Inc., a venture capital firm, since 1990 and was President of Schroder Venture Managers, Inc., a venture capital firm, from 1981 to 1990. Mr. Collinson is chairman of the board of Incyte Pharmaceuticals, Inc.

     Mark Novitch, M.D., has served as a director of Neurogen since December 1993. Dr. Novitch was appointed Professor of Health Care Sciences at The George Washington University in 1994 and since 1997 has served as Adjunct Professor. He worked in senior executive positions at The Upjohn Company from 1985 until his retirement as Vice Chairman of the Board in 1993. Dr. Novitch served at the United States Food and Drug Administration as Deputy Commissioner and as Acting Commissioner from 1983-1984. Dr. Novitch is a director of Alteon, Inc., Calypte Biomedical, Inc., Guidant Corporation and KOS Pharmaceuticals, Inc.

     Robert H. Roth, Ph.D., has served as a director of Neurogen since December 1988. Dr. Roth has been a Professor of Psychiatry and Pharmacology at Yale University since 1974. Dr. Roth has a Ph.D. in Pharmacology from Yale University and has published over 450 papers in the field of Neuropharmacology.

     John Simon has served as a director of Neurogen since May 1989. Mr. Simon is a Managing Director of the investment banking firm of Allen & Company Incorporated. Mr. Simon is a director of Women First Healthcare, Inc., Advanced Technical Products, Inc., and Costar Group, Inc. (formerly known as Realty Information Group).

     John F. Tallman, Ph.D., has been Executive Vice President, Scientific Director, and a director of Neurogen since July 1988. Dr. Tallman has served as Secretary of the Company since August 1994. Prior to joining Neurogen, Dr. Tallman was an Associate Professor of Psychiatry and Pharmacology at Yale University and currently serves as an Adjunct Professor in such departments. Dr. Tallman had previously served in research director positions at the National Institute of Mental Health in Bethesda, Maryland. Dr. Tallman received his Ph.D. in Biology from Georgetown University.

     Suzanne H. Woolsey, Ph.D., has served as a director of Neurogen since January, 1998. Since 1993, Dr. Woolsey has served as Chief Operating Officer of the National Academy of Sciences/National Research Council, an independent, federally chartered policy institution. Prior to serving as Chief Operating Officer, Dr. Woolsey served as the Executive Director of the Commission on Behavioral and Social Sciences and Education at the National Academy of Sciences/National Research Council. From 1980 to 1989, Dr. Woolsey served as a Consulting Partner at Coopers and Lybrand, an accounting firm, where she developed and directed the firm's consulting practice with healthcare institutions, research organizations, major research universities and corporate general counsels. Dr. Woolsey holds a Ph.D. in clinical and social psychology from Harvard University.

Board Meetings and Committees

     The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 1999. The Board of Directors has an Audit Committee, a Compensation Committee and a Finance Committee. During the fiscal year ended December 31, 1999, the Company did not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee, which consists of Messrs. Carlucci, Novitch and Simon, held two meetings in the last fiscal year. The Audit Committee recommends appointment of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which consists of Messrs. Gardiner, Carlucci, Collinson and Julian Baker, held one meeting during the last fiscal year. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive and employee compensation and stock option policy, reviews benefit programs and determines salaries for the executive officers of the Company.

     The Finance Committee, which consists of Messrs. Gardiner, Collinson, Bloom, Simon and Felix Baker, did not hold any meetings in the last fiscal year. The Finance Committee reviews and makes recommendations to the Board concerning major finance issues, considers possible finance ventures with third parties and monitors the Company's existing financial condition.

Certain Relationships and Related Transactions

     Pfizer Inc ("Pfizer"), a beneficial owner of more than five percent of the Common Stock, paid $9.4 million in research funding, $0.3 million in milestone payments, $3.0 million in an up-front payment, and made certain reimbursements to the Company in the last fiscal year pursuant to the terms of various collaborative agreements and technology transfers between Pfizer and the Company. These amounts constituted payments in excess of five percent of Neurogen's consolidated gross revenues for the last fiscal year. Neurogen expects to receive amounts in excess of five percent of its consolidated gross revenues from Pfizer in fiscal year 2000. In connection with these collaborations with Pfizer, the Company has granted Pfizer registration rights with respect to shares of the Company's Common Stock purchased in connection with the collaborations as well as the right to maintain its level of investment in the Company in future public offerings of Common Stock.

     In 1995, the Company made unsecured, non-interest bearing loans to Harry H. Penner, Jr., its President and Chief Executive Officer, and to John F. Tallman, its Executive Vice President and Scientific Director, in the amounts of $200,000 and $150,000, respectively. In 1994, the Company made an unsecured, non-interest bearing loan to Alan J. Hutchison, its Senior Vice President-Drug Discovery, of $150,000. In 1997, the Company made unsecured, non-interest bearing loans to Stephen R. Davis, its Senior Vice President and Chief Business Officer, to Kenneth R. Shaw, Senior Vice President - Chemistry and Pre-Clinical Development, and to James V. Cassella, Vice President - Clinical Development of $75,000 each. The largest aggregate amount of indebtedness outstanding at any time during 1999 with respect to each of Mr. Penner, Dr. Tallman, Dr. Hutchison, Mr. Davis, Dr. Shaw and Dr. Cassella was approximately $102,000, $77,000, $64,000, $62,000,
$62,000 and $62,000, respectively. See "Executive Officers - Summary Compensation Table" below for information regarding forgiveness of indebtedness and forgiveness of interest on indebtedness.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 1, 2000, certain information with respect to the beneficial ownership of Common Stock by each person known by Neurogen to own beneficially more than five percent of its outstanding Common Stock, by each director and officer of Neurogen and by all directors and officers as a group:

                                                            Amount and                             Approximate
    Name and Address                                   Nature of Beneficial                          Percent
    of Beneficial Owner                                    Ownership(1)                              Owned(2)

Four Partners ....................................          3,211,392                                  20.8%
   867 Madison Ave.
   New York, NY  10021
Pfizer Inc........................................          2,846,000                                  18.4%
   235 East 42nd Street
   New York, NY 10017
Oppenheimer Funds.................................          1,475,000                                   9.5%
   Two World Trade Center, 34th Floor
   New York, NY 10048
Biotechnology Value Fund..........................          1,206,206                                   7.8%
   One Sansone Street
   San Francisco, CA  94104

Harry H. Penner, Jr. (3)..........................            484,910                                   3.0%
John F. Tallman, Ph.D. (4)........................            314,636                                   2.0%
Alan J. Hutchison, Ph.D. (5)......................            124,766                                    *
Stephen R. Davis (6)..............................             70,596                                    *
Kenneth R. Shaw, Ph.D. (7)........................             53,750                                    *
James V. Cassella, Ph.D. (8)......................             93,439                                    *
Frank C. Carlucci (9)(10).........................            192,669                                   1.2%
Felix J. Baker, Ph.D. (11)(12)....................            204,564                                   1.3%
Julian C. Baker (11)(13)..........................            216,072                                   1.4%
Barry M. Bloom, Ph.D. (14)........................             23,089                                    *
Robert N. Butler, M.D. (15).......................             14,297                                    *
Jeffrey J. Collinson (16).........................             43,601                                    *
Robert M. Gardiner (14)...........................             77,089                                    *
Mark Novitch, M.D. (10)...........................             46,089                                    *
Robert H. Roth, Ph.D. (17)........................             62,089                                    *
John Simon (10)(18)...............................             75,593                                    *
Suzanne H. Woolsey, Ph.D. (19)....................             18,348                                    *
All directors and officers
   as a group (17 persons) (20)...................          1,942,397                                  11.1%


---------------
 *     Less than one percent (1%).

(1) Share ownership in each case includes shares issuable upon exercise of outstanding common stock options exercisable within 60 days of March 1, 2000.

(2) Percentage of the outstanding shares of Common Stock, treating as outstanding for each beneficial owner all shares of Common Stock which such beneficial owner has indicated are issuable under stock options exercisable within 60 days of March 1, 2000.

(3) Includes 438,250 shares of Common Stock that Harry H. Penner, Jr. has the right to acquire under stock options exercisable within 60 days of March 1, 2000.

(4) Includes 206,333 shares of Common Stock that John F. Tallman, Ph.D. has the right to acquire under stock options exercisable within 60 days of March 1, 2000. Does not include 2,000 shares of Common Stock owned by Kathleen Person, Dr. Tallman's spouse. Kathleen Person and Dr. Tallman disclaim beneficial ownership of each other's shares.

(5) Includes 123,687 shares of Common Stock that Alan J. Hutchison, Ph.D. has the right to acquire under stock options exercisable within 60 days of March 1, 2000.

(6) Includes 67,937 shares of Common Stock that Stephen R. Davis has the right to acquire under stock options exercisable within 60 days of March 1, 2000.

(7) Includes 53,750 shares of Common Stock that Kenneth R. Shaw, Ph.D. has the right to acquire under stock options exercisable within 60 days of March 1, 2000.

(8) Includes 92,343 shares of Common Stock that James V. Cassella, Ph.D. has the right to acquire under stock options exercisable within 60 days of March 1, 2000.

(9)  Includes 40,000  shares of Common  Stock  owned by Mr.  Carlucci's wife.

(10) Includes 42,089 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 2000.

(11) Includes 6,672 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 2000. All shares represented here with the exception of these options, are also counted among the shares beneficially owned by Four Partners (table above) for whom Felix and Julian Baker serve as investment portfolio managers.

(12) Includes 173,200 shares of Common Stock in which investment and voting power is shared with Julian C. Baker.

(13) Includes 173,200 shares of Common Stock in which investment and voting power is shared with Felix J. Baker, Ph.D.

(14) Includes 22,089 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 2000.

(15) Includes 14,297 shares of Common Stock subject to stock options exercisable by Robert N. Butler, M.D. within 60 days of March 1, 2000.

(16) Includes 3,880 shares of Common Stock held by a corporation which Mr. Collinson controls. Does not include 13,500 shares of Common Stock held by Schroder's Incorporated, for which Mr. Collinson shares investment and voting power, but has disclaimed beneficial ownership. Also includes 17,089 shares of Common Stock exercisable within 60 days of March 1, 2000.

(17) Includes 27,089 shares of Common Stock subject to stock options exercisable by Robert H. Roth, Ph.D. within 60 days of March 1, 2000.

(18) Does not include shares of Common Stock held by Allen & Company Incorporated and by persons and entities which may be deemed to be affiliated with Allen & Company Incorporated, of which shares Mr. Simon disclaims beneficial ownership.

(19) Includes 18,348 shares of Common Stock subject to stock options exercisable by Suzanne H. Woolsey, Ph.D. within 60 days of March 1, 2000.

(20) Includes 1,242,912 shares of Common Stock subject to stock options exercisable within 60 days of March 1, 1999.

                               EXECUTIVE OFFICERS

     In addition to Mr. Penner and Dr. Tallman (See "Election of Directors"), the other executive officers of the Company who are elected by and serve at the discretion of the Board of Directors, are as follows:

         Name                               Age              Position                    Officer Since

Alan J. Hutchison, Ph.D. ...................46      Senior Vice President-Drug Discovery   June 1994

Stephen R. Davis ...........................39      Senior Vice President and              July 1994
                                                    Chief Business Officer

Kenneth R. Shaw, Ph.D. .....................43      Senior Vice President - Chemistry      April 1999
                                                    and Pre-Clinical Development


James V. Cassella, Ph.D. ...................45      Vice President - Clinical Development  April 1999

     Alan J. Hutchison, Ph.D., has been Senior Vice President-Drug Discovery since 1997. Dr. Hutchison joined Neurogen in 1989 as Director of Chemistry and became a Vice President of the Company in 1992. From 1981 through 1989, Dr. Hutchison was employed by Ciba-Giegy, most recently as a Distinguished Research Fellow. Dr. Hutchison received his B.S. in Chemistry from Stevens Institute of Technology and received his Ph.D. from Harvard University.

     Stephen R. Davis has been Senior Vice President and Chief Business Officer of Neurogen since January 2000. Mr. Davis joined Neurogen in 1994 as Vice President of Finance and Chief Financial Officer. From 1990 through June 1994, Mr. Davis was employed by Milbank, Tweed, Hadley & McCloy as a corporate and securities attorney. Previously, Mr. Davis practiced as a Certified Public Accountant with Arthur Andersen & Co. Mr. Davis received his B.S. in Accounting from Southern Nazarene University and a J.D. degree from Vanderbilt University.

     Kenneth R. Shaw, Ph.D. joined Neurogen in 1989 and has been Senior Vice President of Chemistry and Pre-Clinical Development since April 1999. Dr. Shaw began his industrial career in 1983 at Ciba-Geigy as a Senior Scientist and also spent 2 years as Scientific Director at Franklin Diagnostics. Dr. Shaw received a B.S. in Chemistry from the University of Rochester in 1979, and a Ph.D. in Organic Chemistry from Columbia University in 1983.

     James V. Cassella, Ph.D. joined Neurogen in 1989 and has been Vice President of Clinical Development since April 1999. Prior to joining Neurogen, Dr. Cassella was an Assistant Professor of Neuroscience at Oberlin College. Dr. Cassella received his Ph.D. in Psychology from Dartmouth College in 1983 and subsequently held a Postdoctoral Fellowship in the Department of Psychiatry at Yale University's School of Medicine.


                       Compensation of Executive Officers (1)

Compensation Committee Report:

     The Compensation Committee of the Board of Directors consists entirely of outside directors. The Compensation Committee is responsible for establishing and administering the policies which govern both the annual compensation and stock ownership programs of the Company. On an annual basis, the Compensation Committee evaluates the performance of management and determines the compensation of Mr. Penner and the other executive officers of the Company. The Compensation Committee's policies and programs are designed to further the Company's goal of increasing shareholder value by motivating and retaining executive officers. These policies include the following objectives:

     o Providing base salaries that take into consideration executive compensation paid by other similar biotechnology companies. Peer companies generally are at a comparable stage of development, are pursuing R&D programs of comparable nature and complexity and have similar potential risks and rewards, market capitalization, size and financial condition. This objective also takes into account the competitive demand for quality personnel in the pharmaceutical and biotechnology industries, individual experience and specific issues particular to the Company.

     o Providing periodic bonus awards for the accomplishment of significant Company and individual goals and objectives.

     o Providing equity participation in the form of stock option grants or restricted stock for the purpose of aligning executive officers' longer term interests with those of the shareholders. The size and nature of equity based compensation grants are based upon the Company's performance in meeting its goals and objectives.

     Traditional measures of corporate performance, such as current earnings per share or sales growth, do not readily apply to most biotechnologies companies which are heavily focused on research and development activities designed to produce future earnings. At the Company's current stage of development, in determining the compensation of the Company's executives the Compensation Committee looks to other criteria to measure the Company's progress in making valuable discoveries and bringing discoveries to their full commercial potential. These criteria include the progress of the Company's efforts in discovering and developing multiple clinical candidates in its portfolio of drug programs, the advancement of the Company's drug candidates through clinical trials, the Company's progress in developing new drug targets and discovering potential drug leads for these targets, the Company's success in developing valuable drug discovery technologies, the Company's ability to strategically establish and execute corporate collaborations and technology alliances with other parties and the Company's success in securing capital sufficient to advance and expand its drug development and technology programs. The Compensation Committee believes that outstanding performance in these areas will contribute to the long-term success of the Company and the growth of shareholder value. The Compensation Committee specifically considers the achievement of milestones related to expansion of the Company's portfolio of drug development programs, the development of multiple drug candidates within individual programs and the progress of individual candidates within each such program. In addition, the Compensation Committee considers the extent to which the Company's shares have changed in value. However, the Compensation Committee recognizes that, in the short-term, the market price of the Company's shares may be affected by industry events and market conditions which are transient in nature and beyond the control of management. This is especially true in the biotechnology industry, which is characterized by long product lead times, the iterative trial and error nature of drug development, highly volatile stock prices and fluctuating availability of capital. Accordingly, the Compensation Committee attempts to retain and appropriately motivate the Company's executives by balancing the consideration of shorter term strategic goals with longer term objectives which are essential in creating maximum shareholder value.

     In many instances the qualitative factors by which the Compensation Committee judges corporate performance necessarily involve a subjective assessment by the Compensation Committee of management's performance. Moreover, the Compensation Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates Company and individual performance against that mix.

     Compensation paid by the Company to its executive officers is designed to be competitive with compensation packages paid to the management of comparable companies in the biotechnology industry. Toward that end, the Compensation Committee reviews both independent survey data as well as data gathered internally and from time to time obtains the counsel of expert compensation consultants. Total compensation for the Company's executive officers includes a base salary component and may also include other forms of incentives. Incentive compensation may consist of cash incentive bonuses based on satisfying corporate goals established for the year as well as on meeting individual performance objectives. In addition, executive officers may receive incentive compensation under the Neurogen Corporation 1993 Omnibus Incentive Plan (the "Incentive Plan") such as grants of options to purchase shares of the Company's Common Stock, with exercise prices typically set at fair market value on the date of grant, or grants of restricted stock, which may have certain performance criteria. Executive compensation may also include loans, which are typically forgiven over a period of five to seven years, provided the recipient remains employed by the Company during such period.

     Executive officers are eligible for grants of stock options and restricted stock as an element of their total annual compensation package. This component is intended to motivate and retain executive officers to improve long-term stock performance. Stock option and restricted stock awards are granted at the discretion of the Compensation Committee. Generally, stock options vest in equal amounts over four or five years, have a five or ten year term and are exercisable during the term of the option at the fair market value of the underlying Common Stock on the date of grant. As with cash bonuses, the number of options to be granted to each executive officer is based on the degree of attainment of predetermined Company and individual objectives, with emphasis, in certain cases, on those which have long-term strategic value. The Company generally grants stock options to all employees and uses stock options as a bonus vehicle. The Compensation Committee administers the Incentive Plan.

     The Company made significant progress in meeting many of its goals during the fiscal year ended December 31, 1999. The Company did not, however, fully achieve some important goals. The Compensation Committee believes incentive compensation of the Company's executive officers should closely track the Company's performance. For this reason, the Compensation Committee substantially reduced the amount of cash bonuses and stock option grants awarded to the Company's executive officers for fiscal 1999 relative to levels awarded in previous years. Annually, the Compensation Committee sets base salaries of the executive officers in an effort to be competitive with peer companies. The Compensation Committee considered the following developments in 1999 in awarding incentive compensation based on the Company's performance in 1999: the commencement of human clinical trials for the Company's lead anti-anxiety drug candidate, NGD 91-3, the Company's lead Alzheimer's disease drug candidate, NGD 97-1, and the Company's lead insomnia drug candidate, NGD 96-1,each of which is partnered with Pfizer; the establishment of a $27 million three-year technology transfer agreement with Pfizer to license to Pfizer certain AIDD technologies; the discovery of new chemical series and the advancement of potential candidates in many of the Company's programs; and the further advancement of the Company's proprietary AIDD drug discovery program.

     In December 1999 and January 2000, the Compensation Committee met to review the Company's performance and the performance of the Company's executive officers during fiscal 1999, to determine cash incentive bonuses and stock option grants to such executive officers and to set base salary levels for fiscal 2000. The Committee used compensation guidelines provided by a compensation consulting firm to assist it in relating Company performance to compensation levels. Mr. Penner was not present during the Compensation Committee's discussion and determination of his compensation. In recognition of the achievement of most Company and individual performance goals, the Committee approved the award of incentive cash bonuses and stock option grants to the Company's executive officers. Because the Company failed to fully achieve some important goals, these awards were set at reduced levels as described above. The Committee also reviewed the compensation levels of officers at comparable companies and raised the 2000 base salaries of the Company's executive officers to remain competitive with its peers.

     In evaluating the compensation of Harry H. Penner, Jr., the Compensation Committee considered the significant role Mr. Penner played in each of the above noted accomplishments together with his substantial industry experience and competitive salary information. The Compensation Committee and Mr. Penner agree that, as CEO, Mr. Penner should lead by example. In recognition that the Company did not fully achieve some of its important goals, Mr. Penner received no cash bonus or stock option grant for fiscal 1999 and other executive officers received significantly reduced awards.

     By the Compensation Committee: Jeffrey J. Collinson, Julian C. Baker, Frank
C. Carlucci, Robert M. Gardiner and John Simon.

---------------------

     (1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     For the three years ended December 31, 1999, 1998, and 1997, the Company paid the amounts shown in the following table with respect to each of the executive officers of the Company.

                           Summary Compensation Table

                                                                                                         Long-Term
                                                              Annual                                   Compensation
                                                            Compensation                                  Awards
                                                                                                 Securities     All Other
                                                                                Other Annual     Underlying      Compen-
Name and Principal                      Year      Salary           Bonus        Compensation     Options(a)       sation
Position                                           ($)              ($)               ($)             (#)            ($)
-----------------------                 ----     --------           --------     -----------      ----------     ---------

Harry H. Penner, Jr.                    1999     397,083                   0         37,748(b)          0         13,735(c)
President, Chief Executive Officer      1998     358,417             116,000         41,939(d)     75,000(p)      15,072(c)
and Vice Chairman of the Board          1997     340,000             136,000         45,206(e)     80,000          8,636(c)


John F. Tallman                         1999     259,583                   0         28,312(f)          0         11,559(c)
Executive Vice-President,               1998     226,917              60,000         31,455(g)     45,000(p)      12,192(c)
Scientific Director                     1997     215,000              80,000         33,904(h)     60,000          5,752(c)
and Secretary

Alan J. Hutchison                       1999     246,417              32,025         26,063(i)     22,500         10,543(c)
Senior Vice President-Drug              1998     216,792              54,000         28,926(j)     37,500(p)      10,818(c)
Discovery                               1997     193,500              70,000         31,493(k)     50,000          3,877(c)

Stephen R. Davis                        1999     217,917              24,188         16,327(l)     17,000         10,100(c)
Senior Vice President and               1998     181,025              40,000         18,148(m)     31,500(p)      10,141(c)
Chief Business Officer                  1997     167,700              45,000          7,639(n)     25,000          3,705(c)

Kenneth R. Shaw                         1999     205,000              23,063         16,327(l)     16,000            567(c)
Senior Vice President - Chemistry       1998     158,250              40,000         18,148(m)     30,000(p)         714(c)
and Pre-Clinical Development            1997     150,625              40,000          1,528(o)     25,000            714(c)

James V. Cassella                       1999     170,000              19,125         16,327(l)     13,500         10,524(c)
Vice President - Clinical Development   1998     158,250              35,000         18,148(m)     18,750(p)      10,314(c)
                                        1997     150,625              40,000          1,528(o)     25,000          3,877(c)
------------------

(a) References to SARs in the Summary Compensation Table and all other tables in this Proxy Statement have been omitted, since the Company has never issued SARs, although under the Neurogen Corporation 1993 Omnibus Incentive Plan it has the ability to do so.
(b) Includes $28,571 of forgiveness of loan, forgiveness of interest of $4,997 on loan and income tax reimbursements of $4,180.
(c) Includes premiums for life insurance, and matching contribution received from participation in the Company's 401(k) plan.
(d) Includes $28,571 of forgiveness of loan, forgiveness of interest of $7,279 on loan and income tax reimbursements of $6,089.
(e) Includes $28,571 of forgiveness of loan, forgiveness of interest of $9,058 on loan and income tax reimbursements of $7,577.
(f) Includes $21,429 of forgiveness of loan, forgiveness of interest of $3,748 on loan and income tax reimbursements of $3,135.
(g) Includes $21,429 of forgiveness of loan, forgiveness of interest of $5,459 on loan and income tax reimbursements of $4,567.
(h) Includes $21,429 of forgiveness of loan, forgiveness of interest of $6,793 and income tax reimbursements of $5,682.
(i) Includes $21,429 of forgiveness of loan, forgiveness of interest of $2,523 and income tax reimbursements of $2,111.
(j) Includes $21,429 of forgiveness of loan, forgiveness of interest of $4,082 on loan and income tax reimbursements of $3,415.
(k) Includes $21,429 of forgiveness of loan, forgiveness of interest of $5,480 and income tax reimbursements of $4,584.
(l) Includes $10,714 of forgiveness of loan, forgiveness of interest of $3,056 and income tax reimbursements of $2,557.
(m) Includes $10,714 of forgiveness of loan, forgiveness of interest of $4,048 on loan and income tax reimbursements of $3,386.
(n) Includes $5,000 of forgiveness of loan, forgiveness of interest of $1,437 and income tax reimbursement of $1,202.
(o) Includes forgiveness of interest of $832 on loan and income tax reimbursement of $696.
(p) Includes, in addition to options, restricted stock awards whose ultimate issuance as non-restricted common stock is dependent upon future performance of the common stock price.

     For the year ended December 31, 1999, the following tables summarize incentive compensation paid to executive officers.

                                           Option Grants in Last Fiscal Year

                                Number of
                               Securities     % of Total                                          Potential Realizable Value
                               Underlying    Options Granted    Exercise or                       at Assumed Annual Rates of
                                Options      to Employees in     Base Price    Expiration          Stock Price Appreciation
   Name                         Granted        Fiscal Year       ($/Share)        Date                for Option Term
-----------------             -----------    ---------------    -----------   ------------        --------------------------


                                                                                                    5%($)        10%($)
                                                                                                   -----        ------

Harry H. Penner, Jr.                   0          0%                 -                 -           $      -      $      -
John F. Tallman                        0          0%                 -                 -                  -             -
Alan J. Hutchison                 22,500          6%             16.50          12/31/04            102,570       226,652
Stephen R. Davis                  17,000          4%             16.50          12/31/04             77,497       171,248
Kenneth R. Shaw                   16,000          4%             16.50          12/31/04             72,938       161,175
James V. Cassella                 13,500          3%             16.50          12/31/04             61,542       135,991





                             Aggregated Option Exercises in Last Fiscal Year
                                  and Fiscal Year-End Option Values

                                                        Number of Securities Underlying         Value of Unexercised
                              Shares                        Unexercised Options at         In-the-Money Options at Fiscal
                           Acquired on      Value              Fiscal Year-End                     Year-End($)(a)
                           Exercise(#)    Realized($)(a)   Exercisable/Unexercisable         Exercisable/Unexercisable

          Name

Harry H. Penner, Jr.            -              -                501,250/133,750                 $3,376,000/$144,000
John F. Tallman              19,292        167,088              206,333/91,875                    $868,000/$108,000
Alan J. Hutchison            10,000         90,000              148,687/92,563                    $660,000/$ 90,000
Stephen R. Davis                -              -                103,937/60,063                    $505,000/$ 45,000
Kenneth R. Shaw                 -              -                 81,850/58,500                    $311,000/$ 45,000
James V. Cassella             2,000         19,000              100,943/51,782                    $516,000/$ 45,000
------------------

(a) Difference between option price and fair market value of the shares at year-end.


Terms and Conditions of Certain Employment and Severance Agreements

     The compensation package for Harry H. Penner, Jr., as President and Chief Executive Officer, includes a salary paid pursuant to a two year renewable employment agreement between Mr. Penner and the Company which was entered into in October 1993. The agreement was most recently extended for an additional two-year term as of December 1,1999. Under such agreement, Mr. Penner's base salary of $394,000 per annum in 1999 was increased to $415,670 effective December 1, 1999. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Mr. Penner from competing with the Company for the term of the agreement and for a period of one year after termination of his employment with the Company.

     The compensation package for John F. Tallman, as Executive Vice President and Scientific Director of Neurogen, includes a salary paid pursuant to an employment agreement between Dr. Tallman and the Company which was effective from June 1994 to December 1999. In December 1999, Neurogen announced that Dr. Tallman will be moving to the consulting position of Senior Scientific Advisor and the Company has initiated a search to fill the position of Chief Scientific Officer. The employment agreement restricts Dr. Tallman from competing with the Company for the term of the agreement and for a period of one year after termination of his employment with the Company.

     The compensation package for Alan J. Hutchison, as Senior Vice President Drug Discovery of Neurogen, includes a salary paid pursuant to a two-year renewable employment agreement between Dr. Hutchison and the Company effective December 1, 1997. The agreement was most recently extended for an additional two-year term as of December 1, 1999. Under such agreement, Dr. Hutchison's base salary of $244,000 per annum in 1999 was increased to $257,420 effective December 1, 1999. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Dr. Hutchison from competing with the Company for the term of the agreement and for a period of one year after termination of his employment with the Company.

     The compensation package for Stephen R. Davis, Vice President and Chief Business Officer of Neurogen, includes a salary paid pursuant to a two-year renewable employment agreement between Mr. Davis and the Company effective December 1, 1997. The agreement was most recently extended for an additional two-year term as of December 1, 1999. Under such agreement, Mr. Davis' base salary of $215,000 per annum in 1999 was increased to $241,275 effective December 1, 1999. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Mr. Davis from competing with the Company for the term of the agreement and for a period of one year after termination of his employment with the Company.

     The compensation package for Kenneth R. Shaw, Senior Vice President - Chemistry and Pre-Clinical Development, includes a salary paid pursuant to a two-year renewable employment agreement between Dr. Shaw and the Company effective December 1, 1999. Under such agreement, Dr. Shaw's base salary of $205,000 per annum in 1999 was increased to $216,275 effective December 1, 1999. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Mr. Shaw from competing with the Company for the term of the agreement and for a period of one year after termination of his employment with the Company.

                               PERFORMANCE GRAPH(1)


     The following graph compares the yearly percentage in the Company's cumulative total stockholder return on its Common Stock during a period commencing on December 31, 1994 and ending December 31, 1999 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the period; by
(ii) the share at the beginning of the period) with the cumulative return of the NASDAQ Stock Market Index (U.S. and Foreign) and the Amex Biotechnology Index. It should be noted that Neurogen has not paid dividends on Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.


                                                            NASDAQ                       Amex
                              Neurogen                   Total Market                   Biotech

12/31/94                       100.0                         100.0                       100.0
12/31/95                       413.5                         140.4                       163.0
12/31/96                       296.2                         172.0                       175.8
12/31/97                       207.7                         210.5                       197.9
12/31/98                       269.2                         290.5                       225.6
12/31/99                       253.8                         545.8                       477.0
















---------------------

     (1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                 PROPOSAL NO. 2
                          APPROVAL AND ADOPTION OF THE
      NEUROGEN CORPORATION 2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM

     The Board of Directors has voted to approve the adoption of the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program (the "Program") subject to shareholder approval and recommends to the Company's stockholders the approval of the Program, to replace the 1993 Non-Employee Directors Stock Option Program. The Board of Directors has also voted to terminate the 1993 Non-Employee Directors Stock Option Program, effective upon the adoption of the Program as approved by the Company's stockholders. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to approve the Program. While certain of the provisions of the Program are summarized below, such summary is qualified in its entirety by reference to the copy of the Program which is set forth in full as Appendix A to this Proxy Statement. Capitalized terms used in this summary and not otherwise defined in this Proxy Statement shall have the respective meanings set forth in the Program.

     Purpose

     The purpose of the Program is to promote the interests of Neurogen and its stockholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable non-employee directors through formula grants of non-qualified stock options to acquire Common Stock. In addition, such grants will encourage the closer alignment of the interests of such directors with those of the Company's stockholders.

     Number of Shares

     The total number of shares of Common Stock to be reserved for issuance under the Program is two hundred thousand (200,000) shares, subject to certain adjustments to reflect certain stock changes, including without limitation stock dividends and stock splits.

     Administration

     Determinations under the Program, regarding the pricing, granting, timing, amount of and eligibility for grants of stock options are made automatically pursuant to the terms and provisions of the Program. Other determinations, if any, will be made by a committee selected by the Board of Directors (the "Committee").

     Eligibility

     Each non-employee director of the Company will automatically participate in the Program if such director has not been an employee of the Company during the one-year period immediately preceding the commencement of his or her membership on the Board of Directors.

     Stock Option Grants

     Under the Program, future non-employee directors shall receive an initial grant of an option to acquire 20,000 shares of Common Stock at its then-current fair market value immediately following the Annual Meeting at which such director is first elected by the Company's shareholders or when such director is otherwise first elected or appointed by the Board to be a director. At May 15, 2000, the total number of outstanding shares of Common Stock was 15,581,524 shares. The closing price of the Common Stock on the Nasdaq National Market on May 15, 2000 was $27.50 per share.

     In addition, each director will automatically be granted an annual option to acquire 5,000 shares of Common Stock on each anniversary of the grant of the initial option, each time with an exercise price equal to the fair market value of the Common Stock on such anniversary.

     One-twelfth of each option granted (in respect of the aggregate underlying shares) will become exercisable on the last day of every month, beginning with the last day of the month in which such options were granted.

     Amendment, Suspension or Termination of the Program

     The Board of Directors may amend, suspend or terminate the Program (or any portion thereof) at any time; provided, however, that the terms and provisions of the Program which determine the eligibility of the directors and the amount, price, timing of the formula grants thereunder shall not be amended more than once every six months, other than to comport with the Code or Employee Retirement Income Security Act of 1974 and their respective rules. Without majority shareholder approval, no amendment by the Board shall (i) materially increase the number of shares of Common Stock which may be issued under the Program, except as provided therein, (ii) modify in any way the requirements as to eligibility for grants under the Program or (iii) increase the benefits accruing to Eligible Directors under the Program. No amendment, suspension or termination shall be effective if it would materially adversely affect the rights of any Eligible Director in respect of any outstanding option, without their consent.

     Transferability

     Generally, options granted under the Program cannot be transferred except by will or through the laws of descent and distribution; except that the Program will permit, with consent of the Committee, a transfer without consideration of all or a portion of an option to a non-employee director's immediate family members, or to entities in which such immediate family members have ownership interests.

     Certain Federal Income Tax Consequences of the Program

     Upon the grant of a stock option, a non-employee director will not recognize any income. At the time an option is exercised, the non-employee director will recognize compensation taxable as ordinary income, and the Company will generally be entitled to a deduction in an amount equal to the difference between the fair market value on the exercise date of the shares acquired pursuant to such exercise and the option price. Upon a subsequent disposition of the shares, the non-employee director will recognize long- or short-term capital gain or loss, depending upon the holding period of the shares. For purposes of determining the amount of such gain or loss, the non-employee director's tax basis in the shares will be the fair market value of such shares on the exercise date.

     Effect of Share-for-Share Exercise

     If a non-employee director elects to tender shares of Common Stock in a partial or full payment of the option price for shares to be acquired through the exercise of an option, generally the non-employee director will not recognize any gain or loss on such tendered shares. If the non-employee director tenders shares upon the exercise of an option which would result in the receipt of compensation by the non-employee director, as described above, the non-employee director will recognize compensation taxable as ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the number of shares received by the non-employee director upon exercise which is in excess of the number of tendered shares, less any cash paid by the non-employee director.

     Effective Date

     Subject to the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, the Program will become effective as of June 19, 2000, the date of its adoption by the Board of Directors. Grants under the Program may be made until the Program is terminated by action of the Board of Directors or the stockholders.

     Approval of the Program

     To become effective, the Program must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal by the holders of the shares of Common Stock entitled to vote thereat.

     The Board of Directors recommends that the stockholders vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.

                                 PROPOSAL NO. 3:
                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as auditors to audit the financial statements of the Company for the year ending December 31, 2000 and recommends that the stockholders ratify such selection. PricewaterhouseCoopers LLP audited the Company's annual financial statements for the fiscal years ended December 31, 1998 and December 31, 1999.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditor is not required by the Company's by-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Board, or the Audit Committee acting on behalf of the Board, in its discretion may direct the appointment of a different firm of independent auditors at any time if the Board, or the Audit Committee, determines that such a change would be in the best interests of the Company and its stockholders.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.



                                  OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be submitted to the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by proxy to do otherwise.

            STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE COMPANY'S
                       NEXT ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Company, at its principal executive offices not later than December 20, 2000, for inclusion in the Proxy Statement and Proxy relating to the 2001 Annual Meeting of Stockholders.

     In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we are provided with notice of such proposal no later than March 31, 2001.


     THE COMPANY WILL MAIL WITHOUT CHARGE TO EACH STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, NEUROGEN CORPORATION, 35 NORTHEAST INDUSTRIAL ROAD, BRANFORD, CONNECTICUT 06405.


                                                        John F. Tallman
                                                        Secretary


May 18, 2000

                                                                      APPENDIX A




                              NEUROGEN CORPORATION

                2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM

1. Purpose. The purpose of the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program (the "Program") is to promote the interests of Neurogen Corporation (the "Company") and its shareholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable non-employee directors through formula grants of non-qualified stock options to acquire the Company's Common Stock, par value $.025 per share. In addition, such grants will encourage the closer alignment of the interests of such directors with those of the Company's shareholders.

2. Definitions. For purposes of the Program, the following terms shall have the meanings set forth below:

               2.1  "Annual  Grant"  shall have the meaning set forth in Section
                    4.3 of the Program. 2.2 "Annual Meeting" means the annual meeting of the Company's shareholders for any fiscal year as determined by the Company's By-Laws.

               2.3 "Award Agreement" means the stock option agreement executed by each of the Eligible Directors pursuant to Sections 4 and
                    10.3 of the Program in connection with the granting of the options hereunder.

               2.4 "Board" means the Board of Directors of the Company, as constituted from time to time.

               2.5  "Change of Control" means

                    (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires, as a result of any purchase or exchange, or any merger, consolidation or other reorganization, a majority of the outstanding voting securities or assets of the Company or

                    (ii) the  Board or the  Company's  shareholders,  either  or both, as may be required to authorize the same, shall approve any liquidation or dissolution of the Company or sale of all or substantially all of the assets of the Company.

               2.6 "Code" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

               2.7 "Committee" shall have the meaning set forth in Section 3.3 of the Program.

               2.8 "Common Stock" means the Common Stock, par value $.025 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

               2.9  "Company"   means   Neurogen    Corporation,    a   Delaware
                    corporation,   or  any  successor  corporation  to  Neurogen
                    Corporation.

               2.10 "Eligible  Director" means any Non-Employee  Director of the
                    Company who becomes a member of the Board.

               2.11 "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

               2.12 "Fair Market  Value" means on, or with respect to, any given date(s), the closing price for the Common Stock, as reported on the NASDAQ National Market System for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on the NASDAQ National Market System, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Board.

               2.13 "Grant Date" means the date on which an Initial  Grant or an
                    Annual Grant is made to an Eligible Director.

               2.14 "Initial  Grant" shall have the meaning set forth in Section
                    4.2 of the Program.

               2.15 "Non-Employee  Director"  means any  director of the Company who is not, and who has not been for at least one year preceding the commencement of his or her membership on the Board, an employee of the Company, or any parent or subsidiary companies of the Company.

               2.16 "Option  Period" shall have the meaning set forth in Section
                    4.7 of the Program.

               2.17 "Option  Shares" shall have meaning set forth in Section 3.2 of the Program.

               2.18 "Option(s)"  means the stock  option(s) to acquire shares of
                    Common Stock granted pursuant to the provisions of Section 4 of the Program and the relevant Award Agreement.

               2.19 "Program" means the Neurogen  Corporation 2000  Non-Employee
                    Directors Stock Option Program, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee in accordance with Section 3.4 of the Program).

               2.20 "Reelected   Director"   means  an  Eligible   Director  who
                    previously received an Initial Grant, terminated service as a director of the Company and is subsequently elected or appointed to the Board.

               2.21 "SEC" means the Securities and Exchange  Commission,  or any successor governmental agency.

               2.22 "SEC Rule 16b-3" means Rule 16b-3, as promulgated by the SEC under Section 16(b) of the Exchange Act, or any successor rule or regulation thereto, as such Rule is amended or applied from time to time.

               2.23 "Subsidiary(ies)"  means  any  corporation  (other  than the
                    Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

               2.24 "Termination"  means a termination of an Eligible Director's membership on the Board.

3.   Term of the Program; Common Stock Subject to the Program; Administration.

               3.1 Term. The Program shall continue in effect until it is terminated by action of the Board or of the Company's shareholders, but any such termination shall not affect the terms of any then outstanding Options.

               3.2 Common Stock. The maximum number of shares of Common Stock in respect of which Options may be granted under the Program, subject to adjustment as provided in Section 8.2 of the Program, shall not exceed two hundred thousand (200,000) shares (the "Option Shares"). In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Program. Common Stock which may be issued under the Program may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Program. If any Option granted under the Program expires or terminates for any reason without having been exercised in full, the Option Shares subject to, but not delivered under, any such Option may become available for the grant of other Options under the Program.

               3.3 The Committee. Subject to the terms and provisions of the Program, the Program shall be administered by a committee selected by the Board (the "Committee").

               3.4 Program Administration and Program Rules. The Committee shall have the power to interpret and construe the terms and provisions of the Program, to determine questions that arise thereunder, to designate persons to carry out the day-to-day ministerial administration of the Program under such conditions and limitations as it may prescribe, and to promulgate, adopt, amend and rescind such rules and regulations for implementing and administering the Program as the Committee deems necessary or desirable. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or implementation of the Program shall be final, binding and conclusive upon all Eligible Directors and any person(s) claiming under or through any Eligible Directors.

4.   Non-Qualified Stock Option Grants.

               4.1 Term. All Options granted under the Program shall be nonstatutory options that are not "incentive stock options" within the meaning of Section 422 of the Code.

               4.2 Initial Grant. An initial Option to acquire five thousand (5,000) Option Shares (as adjusted pursuant to Section 8.2 of the Program) shall be granted (an "Initial Grant") to each Eligible Director immediately following any Annual Meeting at which such Eligible Director is first elected by the Company's shareholders or when such Eligible Director is otherwise first elected or appointed by the Board to be a director, whichever is applicable; provided, however, that a Reelected Director shall not receive a second Initial Grant.

               4.3 Annual Grant. An annual Option to acquire five thousand (5,000) Option Shares (as adjusted pursuant to Section 8.2 of the Program) shall be granted (an "Annual Grant") automatically each year on the anniversary of each Eligible Director's election, reelection, appointment or reappointment to the Board.

               4.4 Exercise Price. The option exercise price per Option Share for an Initial Grant and an Annual Grant shall be the Fair Market Value on the Grant Date.

               4.5 Method of Exercise. Upon becoming exercisable in accordance with Section 5 of the Program, an Option may be exercised in whole or in part at any time and from time to time during the Option Period by giving written notice of exercise to the Secretary of the Company or the Secretary's designee specifying the number of Option Shares in respect of which the Option is being exercised. Such notice shall be accompanied by payment in full of the aggregate option exercise price for the Option Shares to be acquired. The date both such notice and payment are received by the office of the Secretary of the Company shall be the date of exercise of the Option as to such number of Option Shares. No Option may be exercised at any time in respect of a fractional share.

               4.6 Form of Payment. Payment of the aggregate option exercise price may be in cash or by certified, cashier's or personal check. Payment may also be made in whole or in part by the transfer to the Company of shares of Common Stock already owned by an Eligible Director for at least six months and having a Fair Market Value equal to all or a portion of the option exercise price at the time of such exercise.

               4.7 Option Period. Each Option shall expire ten years from its Grant Date (the "Option Period"); provided, however in the event of the Termination of an Eligible Director, any outstanding unexercised Option of such Eligible Director that has not vested pursuant to Section 5 of the Program shall be deemed to be vested and shall be exercisable upon the effectiveness of such Termination and all outstanding and unexercised Options of such Eligible Director (whether such Options vested prior to or at Termination) shall expire one (1) year after the date of any such Termination or on the stated grant expiration date, whichever is earlier.

               4.8 Right to Exercise. The right of any Eligible Director (or any person or entity receiving a transfer of an Option directly from an Eligible Director as permitted in Section 10.5(b)) to exercise an Option granted under the Program shall, during the lifetime of such Eligible Director (or direct transferee) be exercisable only by such Eligible Director (or transferee) and shall not be assignable by such Eligible Director (or transferee) other than by will or the laws of descent and distribution or by the Eligible director pursuant to Section 10.5(b).

               4.9 Limitation of Rights. Neither the recipient of an Option under the Program nor an Eligible Director's transferee or successor or successors in interest shall have any rights as a shareholder of the Company with respect to any Option Shares subject to an Option granted to such person until the date of issuance of a stock certificate in respect of such Option Shares.

               4.10 Regulatory  Approval.  The Company  shall not be required to issue any certificate or certificates for Option Shares upon the exercise of an Option granted under the Program or to record as a holder of record of Option Shares the name of the individual exercising an Option under the Program, without obtaining to the complete satisfaction of the Committee the approval of all regulatory bodies, if any, deemed necessary by the Committee and without complying, to the Committee's complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Committee.

5. Vesting. Subject to Section 4.7 and Section 6 of the Program, one-twelfth (1/12) of each Option (in respect of the aggregate underlying Option Shares) shall become exercisable on the last day of each month, beginning the last day of the month in which such Option Shares were granted.

6. Acceleration of Vesting Upon Change of Control. Anything in the Program to the contrary notwithstanding, if a Change of Control of the Company occurs all Options then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change of Control. The immediately preceding sentence shall apply to only those Eligible Directors who are members of the Board as of the date of the Change of Control.

7.   Tax  Reimbursement.  All taxes, if any, in respect of any Option(s) granted
     hereunder  to  the   Eligible   Director   hereunder   shall  be  the  sole
     responsibility of and shall be paid by the Eligible Director.

8.   Changes in Capitalization and Other Matters.

               8.1 No Corporate Action Restriction. The existence of the Program, any Award Agreement and/or the formula grants made hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the
                    Company   to  make   or   authorize

                    (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business,

                    (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary,

                    (c) any issue of secured or unsecured indebtedness, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof,

                    (d) any dissolution or liquidation of the Company or any Subsidiary,

                    (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or

                    (f) any other corporate act or proceeding by the Company or any Subsidiary.

                    An Eligible Director, any transferee or beneficiary(ies) of any such Eligible Director or any other person shall not have any claim against any member of the Board or any committee thereof, the Company or any Subsidiary or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

               8.2 Recapitalization Adjustments. In the event of any change in capitalization affecting the Common Stock, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, merger, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Common Stock (any of these being an "Adjustment Event"), the Committee may make such adjustment as it deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number and class of shares of the Common Stock (or number and kind of other securities or property) subject to and authorized by the Program, the number and class of shares of Common Stock (or number and kind of other securities or property) in respect of which an Option may be granted to an Eligible Director under the Program as provided in Section 4, the number and class of Option Shares (or number and kind of other securities or property) subject to each Option outstanding and the per share (or other security or property) exercise price specified for each Option outstanding. In addition, upon an Adjustment Event, the Committee may cancel any or all outstanding Options in exchange for a payment in respect of each such Option equal to the product of

                    (a)  the excess of

                         (i) the fair market value of a share at the time of the Adjustment Event over

                         (ii) the per share exercise price of such Option and

                    (b)  the number of shares subject to such Option.

9. Amendment; Termination. The Board may suspend or terminate the Program (or any portion thereof) at any time and may amend the Program at any time and from time to time in such respects as the Board may deem advisable; provided, however, that the terms and provisions of the Program which determine the eligibility of directors and the amount, price and timing of the formula grants hereunder shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, and the rules thereunder; provided, further, that without majority shareholder approval, no such amendment shall

                    (a) except as provided in Section 8.2 of the Program, materially increase the number of shares of Common Stock which may be issued under the Program,

                    (b) modify in any way the requirements as to eligibility for grants under the Program, or

                    (c) increase the benefits accruing to Eligible Directors under the Program. In addition, no such amendment, suspension or termination shall be effective if it would materially adversely affect the rights of any Eligible Director in respect of any outstanding Option, without the consent of such Eligible Director.

10.  Miscellaneous.

               10.1 No Right to Continue as  Director.  Neither the  adoption of the Program, the granting of an Option, nor any other action taken pursuant to the Program shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director of the Company for any period of time or at any particular rate of remuneration.

               10.2 Listing, Registration and Other Legal Compliance. No Options
                    or Common Stock shall be issued under the Program unless legal counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Company may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates and/or information, as the Company may deem necessary or advisable, in its sole discretion, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for any Options and/or Common Stock delivered under the Program may be subject to such stock-transfer orders and such other restrictions as the Company may deem advisable under the rules, regulations or other requirements of the SEC, any stock exchange upon or trading system in which the Common Stock is then listed or traded and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for

                    (a) the issuance or other distribution of any Options and/or Common Stock or

                    (b)  the payment of amounts to any  Eligible  Director,

                    any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Eligible Director (or any estate, designated beneficiary or other legal representative thereof, as the case may be and as determined by the Committee) to take any action in connection with any such determination, any Options to be issued or distributed, any such payment or the making of any such determination, as the case may be, shall be deferred until such required action is taken. The Program and all transactions under the Program are intended to comply with all applicable conditions of SEC Rule 16b-3. To the extent any provision of the Program fails to so comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Company.

               10.3 Award  Agreements.  Each  Eligible  Director  shall,  at the request of the Company, enter into an Award Agreement with the Company in a form specified by the Company. Each such Eligible Director shall agree to the restrictions, terms and conditions set forth in such Award Agreement and/or the Program.

               10.4 Designation  of  Beneficiary.  Each  Eligible  Director  may
                    designate a beneficiary or beneficiaries to exercise an Option or to receive any payment which under the terms of the Program and the relevant Award Agreement may become exercisable or payable on or after the Eligible Director's death. At any time, and from time to time, any such designation may be changed or cancelled by the Eligible Director without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been designated by a deceased Eligible Director, or if the designated beneficiaries have predeceased the Eligible Director, the beneficiary shall be the Eligible Director's estate. If the Eligible Director designates more than one beneficiary, any payments under the Program to such beneficiaries shall be made in equal shares unless the Eligible Director has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Eligible Director.

               10.5 Non-transferability  of  Awards.

                    (a) Except as otherwise provided in clause (b) below, no Option under the Program or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by any Eligible Director or any beneficiary(ies) of any Eligible Director, except by testamentary disposition by the Eligible Director or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of an Eligible Director's debts, judgements, alimony or separate maintenance. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any such awards, rights or interests or the levy of any execution, attachment or similar legal process thereon, contrary to the terms of this Program shall be null and void and without legal force or effect.

                    (b) During the Eligible Director's lifetime, the Eligible Director may, with the consent of the Committee, transfer without consideration all or any portion of an Option to one or more members of his or her Immediate Family (as defined below), to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, however, that any such Immediate Family, trust, partnership or limited liability company shall agree to be and shall be bound by the terms and provisions of the Program, and by the terms and provisions of any applicable outstanding Award Agreements or other agreements covering the Options or the shares subject to the options. For purposes of this Agreement, "Immediate Family" means the Eligible Director's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption.

               10.6 Governing Law. The Program and all actions taken  thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Program.

               10.7 Effective  Date.  The Program  shall be  effective  upon its adoption by the Board, subject to the approval of the Program by the Company's shareholders.